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                                                                      EXHIBIT 11

                       TELEPORT COMMUNICATIONS GROUP INC.
                      COMPUTATION OF LOSS PER COMMON SHARE
            THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

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


                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                     ----------------------------  ---------------------------------
                                         1996           1995           1996               1995
                                     -------------  -------------  -------------  ------------------

Net Loss                             $(33,704,000)  $(12,672,000)  $(72,139,000)       $(35,917,000)
                                   ================================================================

Primary loss per common share:

Weighted average number of shares
 outstanding                          158,876,191     70,000,140    100,234,987          70,000,140
                                   ================================================================



Loss per share                       $      (0.21)  $      (0.18)  $      (0.72)       $      (0.51)
                                   ================================================================

Fully diluted loss per share:

Weighted average number of shares
 outstanding                          158,876,191     70,000,140    100,234,987          70,000,140
                                   ================================================================


Loss per share                       $      (0.21)  $      (0.18)  $      (0.72)       $      (0.51)
                                   ================================================================

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